UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 3, 2007

SYSCO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-06544 (Commission File Number)	74-1648137 (IRS Employer Identification No.)
1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)
Registrant’s telephone number, including area code: (281) 584-1390
N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On May 7, 2007, SYSCO Corporation (“SYSCO” or the “Company”) issued a press release announcing its revised results of operations and financial condition for the third quarter ended March 31, 2007 of the fiscal year ending June 30, 2007. The financial information in this press release supersedes the financial information contained in SYSCO’s press release dated April 30, 2007, as furnished with its Form 8-K of April 30, 2007. As described below at Item 4.02, the Company is restating its financial statements for the first and second quarters of fiscal 2007 to correct the Company’s accounting for corporate-owned life insurance policies. The financial information for the third quarter contained in the May 7, 2007 press release has likewise been revised to reflect the appropriate accounting treatment. SYSCO hereby incorporates by reference herein the information set forth in its press release dated May 7, 2007 (the “Press Release”), a copy of which is attached hereto as Exhibit 99.1.
     Except for the historical information contained in this report, the statements made by SYSCO are forward looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. SYSCO’s future financial performance could differ significantly from the expectations of management and from results expressed or implied in the Press Release. Forward-looking statements in the Press Release are subject to certain risks and uncertainties described in the Press Release. For further information on other risk factors, please refer to the “Risk Factors” contained in SYSCO’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2006 as filed with the Securities and Exchange Commission.
     The information in Item 2.02 of this Current Report is being furnished, not filed, pursuant to Form 8-K. Accordingly, the information in this Item, including the Press Release attached hereto as Exhibit 99.1, will not be incorporated by reference into any registration statement filed by SYSCO under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference
ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW
Non-Reliance on Financial Statements
     During a meeting of the Audit Committee of the Company’s Board of Directors held on May 3, 2007, the Audit Committee and SYSCO’s management concluded that the Company’s unaudited interim financial statements for the quarterly periods ended September 30, 2006 and December 30, 2006, as contained in SYSCO’s Reports on Form 10-Q filed on November 9, 2006 and February 8, 2007, respectively, should no longer be relied upon due to an error in the Company’s application of FASB Staff Position No. FTB 85-4-1, “Accounting for Life Settlement Contracts by Third-Party Investors” (FSP FTB 85-4-1). As a result, the Company is restating its previously filed financial statements for those interim quarterly periods in fiscal 2007 to correct the accounting for the Company’s corporate-owned life insurance policies. The restated financial statements will be included in amended quarterly reports of Form 10-Q for those two quarters, which the Company expects to file today.

     In the first quarter of fiscal 2007, the Company adopted FSP FTB 85-4-1 using the investment method. The Company’s adoption resulted in a cumulative-effect change to retained earnings of $39,735,000 to recognize the impact of adjusting the existing corporate-owned life insurance policies to historical cost, and the Company ceased to recognize changes in the cash surrender value of these policies. In May 2007, management determined, in connection with the Company’s periodic review and evaluation of the Company’s corporate-owned life insurance policies, that such policies are not life settlement contracts as defined by FSP FTB 85-4-1, and therefore this accounting standard is not applicable to the Company. The previously filed financial statements for the first and second quarter therefore may not be relied upon, and must be restated to reverse the effects of the erroneous application of FSP FTB 85-4-1.
     The impact of the incorrect application of FSP FTB 85-4-1 is two-fold. First, we incorrectly recorded a loss from the cumulative effect of the accounting change of $39,735,000. This will be corrected by increasing Other Assets and Retained Earnings in the Consolidated Balance Sheets and reversing the cumulative effect of accounting change in the Consolidated Results of Operations and the corresponding changes to the Consolidated Statements of Comprehensive Income and Consolidated Cash Flows for the first and second quarters of fiscal 2007. Second, by adopting the investment method provided for in FSP FTB 85-4-1, we did not record any gains (or losses) during the first and second quarters of fiscal 2007 related to changes in the cash surrender value of these agreements. The gains related to the change in cash surrender value during fiscal 2007 that should have been recorded and will be reflected in our restated financial statements are as follows:

FY 2007
First Quarter	$1,395,000
Second Quarter:
13 weeks	9,852,000
26 weeks	11,247,000
The impact on reported earnings per share before and after the cumulative effect of accounting change due to the incorrect application of FSP FTB 85-4-1 is as follows:

	As Reported		Revised		Difference
	Basic EPS	Diluted EPS	Basic EPS	Diluted EPS	Basic EPS	Diluted EPS

Earnings before cumulative effect of accounting change
First Quarter	$0.37	$0.37	$0.37	$0.37	$0.00	$0.00
Second Quarter:
13 weeks	0.38	0.38	0.40	0.39	0.02	0.01
26 weeks	0.75	0.74	0.77	0.76	0.02	0.02

Net earnings
First Quarter	$0.30	$0.30	$0.37	$0.37	$0.07	$0.07
Second Quarter:
13 weeks	0.38	0.38	0.40	0.39	0.02	0.01
26 weeks	0.69	0.68	0.77	0.76	0.08	0.08

     Management and the Audit Committee have discussed this matter with the Company’s independent registered public accounting firm.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 7, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCO CORPORATION
Date: May 7, 2007	By:	/s/ Michael C. Nichols
		Name:	Michael C. Nichols
		Title:	Sr. Vice President, General Counsel and Secretary

Exhibits

Exhibit Number	Description

99.1	Press Release dated May 7, 2007